Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Super Vision International, Inc.

Orlando, Florida

We hereby consent to the incorporation by reference in the Prospects constituting a part of this registration statement of our report dated March 20, 2006, relating to the financial statements of Super Vision International, Inc. and appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Cross, Fernandez & Riley LLP
Orlando, Florida March 13, 2007